[Letterhead of Silverman, Collura, Chernis & Balzano, P.C.]

                                                              April 7, 1999

Log On America, Inc.
3 Regency Plaza
Providence, Rhode Island 02903

      Re:  Registration Statement on Form SB-2

Gentlemen:

      We have acted as counsel to Log On America, Inc. ("Company"), a Delaware corporation, pursuant to a Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on January 8, 1999, as amended ("Registration Statement"), covering (i) 2,200,000 shares of the Company's common stock, $.01 par value ("Common Stock"); (ii) 220,000 warrants; (iii) 220,000shares of Common Stock underlying warrants; (iv) 1,896,116 shares of Common Stock held by selling stockholders; and (v) 1,131,921 shares of Common Stock underlying warrants held by selling stockholders.

      In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

      In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

      Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

      1. The Company has authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement.


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Log On America, Inc.
April 7, 1999
Page 2


      2. The Common Stock has been duly authorized and is validly issued, fully paid and non-assessable. The Common Stock underlying the warrants have been duly authorized and when issued, delivered and paid for in accordance with the warrants' terms, will be validly issued, fully paid and non-assessable.

      We express no opinion with respect to the laws other than those of the State of New York and Federal Laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

                                          Very truly yours,

                                          SILVERMAN, COLLURA, CHERNIS
                                              & BALZANO, P.C.

                                       /s/Silverman, Collura, Chernis
                                              & Balzano, P.C.